Exhibit 10.4

Summary of the principal terms of the lease agreements
between Finisar Sweden AB and Zarlink Semiconductor AB
(Original document in Swedish)

Beginning on May 1, 2012, Finisar Sweden AB entered into a lease agreement with landlord Zarlink Semiconductor AB regarding office space located at Bruttovägen 5, Box 685, 175 27 Järfälla, Sweden. The initial term of the Lease Agreement is 10 years. The Lease Agreement is non-cancelable for the first 8 years, until April 30, 2020. After the first 8 years, the lease is cancelable with 12 months notice. The current total leased space is 1,200 square meters. The current monthly rental payment is SEK 99,762, adjusted annually for the price inflation index. There is no security deposit required under the terms of the lease. The Lease Agreement does not have an option to extend.

The Lease Agreement also contains provisions covering condition and use of the premises, furnishings, fixtures, fittings, telephone and data lines, heating and hot water, unforeseen costs, value added tax, interest, maintenance, management and operation, inspection, access, building material specifications, planning and building code fines, reductions in rent, requirements imposed by relevant authorities, signage, locks, force majeure, security, insurance, coexistence, property tax and surrender of security of tenure.

Beginning on April 1, 2009, Finisar Sweden AB entered into a lease agreement with landlord Zarlink Semiconductor AB regarding office space located at Bruttovägen 7, Box 685, 175 27 Järfälla, Sweden. The initial term of the Lease Agreement is 5 years. The Lease Agreement is cancelable with 12 months notice. The current total leased space is 2,025 square meters. The current monthly rental payment is SEK 529,420, adjusted annually for the price inflation index. There is no security deposit required under the terms of the lease. The Lease Agreement automatically extends for 3 years if not canceled 12 months before expiration of the initial term.

The Lease Agreement also contains provisions covering condition and use of the premises, furnishings, fixtures, fittings, telephone and data lines, heating and hot water, unforeseen costs, value added tax, interest, maintenance, management and operation, inspection, access, building material specifications, planning and building code fines, reductions in rent, requirements imposed by relevant authorities, signage, locks, force majeure, security, insurance, coexistence, property tax and surrender of security of tenure.